Exhibit 10.1
FORM OF INDEMNITY AND ESCROW AGREEMENT
This INDEMNITY AND ESCROW AGREEMENT (this “Agreement”), dated as of ___________ ___, 2022, is made and entered into by and among First Horizon Bank, a Tennessee banking corporation, in its capacity as escrow agent under this Agreement (the “Escrow Agent”), BancPlus Corporation, a Mississippi business corporation (“BancPlus”), First Trust Corporation, a Louisiana business corporation (“FTC”), and Joseph C. Canizaro, as representative of FTC shareholders (the “Representative”) after the merger described in the Purchase Agreement (as defined below). Capitalized terms used but not otherwise defined herein have the meanings given them in the Purchase Agreement (as defined below).
RECITALS
WHEREAS, FTC, BancPlus and the other signatories thereto have entered into an Agreement and Plan of Share Exchange and Merger, dated as of September 28, 2021 (the “Purchase Agreement”), providing for, among other things, a distribution of the FTC Accumulated Adjusted Account (“AAA”) to the shareholders of FTC, as described in, and pursuant to the terms and conditions of, the Purchase Agreement; and
WHEREAS, FTC received notice from the Internal Revenue Service (the “IRS”) dated October 5, 2021 that FTC’s Subchapter S election was terminated effective September 23, 2020 and FTC is working to restore such status retroactive to September 23, 2020; and
WHEREAS, classification of FTC as a C Corporation will result in FTC having a federal income tax liability and possible penalties and interest on earnings of FTC from September 23, 2020, until Closing, which tax liability, penalties and interest and associated costs on earnings would be assumed or incurred by BancPlus if the transactions subject to the Purchase Agreement are consummated and FTC’s Subchapter S classification is not restored retroactive to September 23, 2020; and
WHEREAS, FTC and BancPlus wish to proceed with Closing prior to retroactive reinstatement of the Subchapter S election on the condition that FTC agree to indemnify and hold harmless BancPlus for the taxes, penalties and interest that may be assumed or incurred by BancPlus in the event that FTC is unable to reinstate its Subchapter S status retroactive to September 23, 2020 and in support of such indemnity to establish an escrow to fund such potential tax liability; and
WHEREAS, the Closing will occur and calculations as of the Closing will be made assuming FTC’s S classification will be retroactively reinstated; and
WHEREAS, in the event the Subchapter S status is not restored retroactive to September 23, 2020, such escrowed funds shall be paid to BancPlus as provided herein, and in the event the Subchapter S status is restored retroactive to September 23, 2020, such escrowed funds shall be paid pro rata to the former shareholders of FTC as provided herein; and,
WHEREAS, the parties believe it is in their respective best interests to enter into this Agreement in connection with the Purchase Agreement.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, including the premises and mutual covenants contained herein and in the Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto undertake, promise, covenant and agree with each other as follows:

AGREEMENT
1.Definitions.
(a)“Aggregate Cash Consideration” has the meaning of Section 1.5(a)(i) of the Purchase Agreement.
(b)“business day” means any day other than a Saturday, a Sunday or a day on which banks in Ridgeland, Mississippi, are closed as authorized by law or executive order.
(c)“Subchapter S Reinstatement” means with respect to FTC, the reinstatement as of September 23, 2020 of the FTC Subchapter S election.
(d)“Final Determination” means the earliest to occur of the date on which a final, non-appealable decision is issued by the IRS denying reinstatement of FTC’s Subchapter S election for the time period of September 23, 2020, through Closing and all allowable appeals requested by the parties to the action have been exhausted and the time for such appeals has expired or FTC’s Subchapter S election is reinstated retroactive to September 23, 2020.
(e)“Tax Equivalency Payment” means a payment to BancPlus in the amount of the federal, state, and local income tax liability, including penalties and interest, if any, that would be imposed on FTC and assumed by BancPlus based on the Final Determination as well as any costs or expenses associated with classification as, and administration of, a C Corp, including but not limited to the preparation of amended K-1s, preparation of C-Corp returns including 1099 statements, other administrative costs and expenses of filing corrected returns and verification of accounting entries, resolution of FTC shareholder issues and responses to the IRS required by Section 2(b) below, even if FTC’s Subchapter S classification is reinstated.
2.Tax Indemnity.
(a)The Tax Equivalency Payment, if any, will be paid out of the Escrow no later than 180 days following the occurrence of a Final Determination. If BancPlus and the Representative mutually determine that a Final Determination has occurred, BancPlus and the Representative shall mutually agree on the amount of the Tax Equivalency Payment, if any. Such determination shall be binding absent manifest error. In the event BancPlus and Representative cannot mutually agree on the amount of the Tax Equivalency Payment within 150 days of the Final Determination, either party shall have the right to refer such dispute after such 150 days to Crowe LLP, or if Crowe LLP is unable or unwilling to serve, to a nationally-recognized accounting or financial firm mutually agreed upon between BancPlus and Representative (such firm, or any successor thereto, being referred to herein as the “Firm”). Representative and his representatives will have reasonable access to all work papers and books and records of FTC used by BancPlus in its calculation of the Tax Equivalency Payment. Representative and his representatives may make inquiries of BancPlus and its employees, accountants and other representatives regarding their calculation of the Tax Equivalency Payment, and BancPlus will cause such applicable employees, accountants, and other representatives to cooperate with and respond to such reasonable inquiries. Upon reasonable notice and during normal business hours, the representatives of BancPlus will coordinate, arrange and schedule all communications among Representative and his representatives and BancPlus’ employees, accountants, and other representatives. In connection with the resolution of any such dispute by the Firm: (i) each of BancPlus and Representative shall have a reasonable opportunity to submit to the Firm a written statement of their views as to any disputed issues with respect to the calculation of any of the Tax Equivalency Payment, a copy of which shall also be delivered to the other party; (ii) the Firm shall determine the Tax Equivalency Payment in accordance with the terms of this Agreement based solely on written submissions delivered to the Firm pursuant to this clause within 30 days of such referral and, upon reaching such determination, shall deliver a copy of its calculations to Representative and BancPlus; and (iii) the determination made by the Firm of the Tax Equivalency Payment shall be final and binding on BancPlus and Representative for all purposes of this Agreement, absent manifest error or intentional misconduct. Notwithstanding anything else contained herein, in calculating the Tax Equivalency Payment, (x) the Firm shall act as an expert and not as an arbitrator, (y) the Firm shall be limited to addressing the amount of the Tax Equivalency Payment and (z) such calculation shall be no greater than the highest amount calculated by Representative or BancPlus, as the case may be. All fees and expenses of the Firm shall be paid out of the Escrow Amount as defined below.
(b)BancPlus and Representative shall endeavor to provide each other with prompt notice of any communications with the IRS regarding the status of the Subchapter S election of FTC and thereafter, each party shall endeavor to keep the other party reasonably informed of the progress of any related proceedings which, if resolved adversely, would result in a Tax Equivalency Payment. BancPlus shall act at the reasonable direction of the Representative in connection with all matters regarding or related to the status of the Subchapter S election of FTC, including, without limitation, all negotiations with the IRS regarding the abatement of any penalties and interest proposed by the IRS to be included in the Tax Equivalency Payment and the appeal of any adverse determinations by the IRS with respect to the retroactive reinstatement of FTC’s S election.
3.Establishment of Escrow. BancPlus and FTC hereby irrevocably appoint the Escrow Agent, and the Escrow Agent hereby accepts appointment, as the escrow agent for the Escrow Amount (as defined below) deposited with the Escrow Agent in the Escrow Account pursuant to this Agreement. The Escrow Agent agrees to accept the Escrow Amount, and to distribute and release the Escrow Amount, in whole or in part, only in accordance with the terms and conditions of this Agreement.
4.Deposit in Escrow. Supplemental to the terms of the Purchase Agreement, on the Closing Date, BancPlus shall deposit or cause to be deposited into the Escrow Account with the Escrow Agent a certain amount of cash in immediately available funds from the Aggregate Cash Consideration (the “Escrow Amount”) equal to $10,000,000.
5.Term and Termination of Escrow. The Escrow Account shall remain in existence from the date that the Escrow Amount is deposited into the Escrow Account until all of the Escrow Amount has been distributed in accordance with the terms of this Agreement (the “Termination Date”). After the Termination Date, this Agreement shall terminate, whereupon all of the Escrow Agent’s liabilities and obligations in connection with the Escrow Amount shall terminate.
6.Additional Limitations on Rights to Escrow Amount. Notwithstanding anything to the contrary contained herein, none of the Representative, the former shareholders of FTC or BancPlus shall have the ability to transfer, assign, otherwise dispose of, pledge, convey, hypothecate or grant as security any of the Escrow Amount unless and until the Escrow Amount has been disbursed or is required to be disbursed to such party pursuant to Section 7 of this Agreement. Accordingly, the Escrow Agent shall not act as custodian for any of the Representative, the former shareholders of FTC or BancPlus for the purposes of perfecting a security interest therein, and no creditor of any of the Representative, the former shareholders of FTC, or BancPlus shall have any right to have or to hold any portion of the Escrow Amount as collateral for any obligation and shall have no right to obtain a security interest in any assets (tangible or intangible) contained (or deemed to be contained) in the Escrow Account or relating to the Escrow Amount.

7.Disbursements from Escrow. Within 180 days following a Final Determination that FTC’s Subchapter S election will not be reinstated retroactively to September 23, 2020 or no later than five (5) business days following a Final Determination that FTC’s Subchapter S election will be reinstated retroactively to September 23, 2020, as applicable, BancPlus and the Representative jointly shall prepare and provide to the Escrow Agent a joint written notice (“Notice”) reflecting the Tax Equivalency Payment, if any, and the Reimbursed Representative Expenses (as defined below), if any. The Escrow Agent shall promptly, but no later than two (2) business days after the receipt of the Notice (A)(1) disburse to BancPlus a portion of the Escrow Amount having an aggregate value equal to the Tax Equivalency Payment, if any, as set forth in the Notice and (2) disburse to the Representative out of the Escrow Amount an amount equal to the documented cost and expenses (including any filing fees) actually and reasonably incurred by the Representative in connection with or related to (x) the fulfillment of his obligations or exercise of his rights under this Agreement and (y) payments made to the IRS or to Representative’s counsel or experts in connection with, related to, or during the process of determining and/or reaching (i) the amount of the Tax Equivalency Payment or (ii) a Final Determination (the “Reimbursed Representative Expenses”), if any, each as set forth in the Notice and (B) disburse to the Exchange Agent for the benefit of the former shareholders of FTC, on a pro rata basis in accordance with the FTC shares of common stock formerly held by such shareholders as of immediately prior to the Effective Time, the excess, if any, of the remainder of the Escrow Amount over the sum of fees assessed against the Escrow Amount pursuant to Section 8(b), the Tax Equivalency Payment, if any, and the Reimbursed Representative Expenses, if any, each as set forth in the Notice.
8.The Responsibilities of the Escrow Agent with Respect to the Escrow.
(a)The Responsibility of the Escrow Agent.
(i)The Escrow Agent’s sole responsibility shall be for the receipt, holding, investing and reinvesting (as applicable) of the Escrow Amount in the Escrow Account, and the disbursement thereof in accordance with this Agreement. The Escrow Agent shall have no other responsibility or obligation of any kind, and shall not be required to take any other action with reference to any matters that might arise, in connection with the Escrow Amount, interest thereon, or this Agreement. The Escrow Agent may, in accordance with this Agreement, act upon (and shall be fully protected in acting upon) any written instruction or other instrument that the Escrow Agent in good faith believes to be genuine and what it purports to be.
(ii)The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of Mississippi upon fiduciaries.
(b)Reimbursement of Expenses. The Escrow Agent is authorized to pay its fees described in Exhibit A annexed hereto, costs and expenses, including attorneys’ fees, incurred in connection with the preparation, operation, administration and enforcement of this Agreement out of the Escrow Amount. The Escrow Agent shall provide the Representative and BancPlus a notice and an accounting of all such fees, costs and expenses and may withdraw such amount from the Escrow Account.
(c)Possible Disagreements. If any disagreement should arise among any one or more of the parties hereto or any other party with respect to the Escrow Amount or this Agreement (and the Escrow Agent is notified in writing of such disagreement), or if the Escrow Agent in good faith is in doubt as to what action should be taken hereunder, the Escrow Agent has the absolute right (but not the obligation) at its election to do either or both of the following:

(i)withhold or stop all further performance under this Agreement (except the holding, investing and reinvesting (as applicable) of the Escrow Amount in accordance with the terms hereof unless such disagreement relates to the investment of the Escrow Amount) and all notices or instructions received in connection herewith until the Escrow Agent is satisfied that such disagreement or such doubt has been resolved; or
(ii)file a suit in interpleader and obtain an order from a court of appropriate jurisdiction requiring all persons involved to litigate in such court their respective claims arising out of or in connection with the Escrow Amount (the right of the Escrow Agent to institute such bill of interpleader, however, shall not be deemed to modify the manner in which the Escrow Agent is entitled to make disbursements of the Escrow Amount as set forth in this Agreement, other than to tender the Escrow Amount into the registry of the court).
(d)Consultation with Legal Counsel. The Escrow Agent may consult with its counsel or other counsel satisfactory to it with respect to any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered, or omitted by the Escrow Agent in good faith upon the advice of such counsel. The Escrow Agent may act through its officers, employees, authorized representatives, or attorneys.
(e)No Duty to Verify. The Escrow Agent shall have no duty or responsibility to inquire into or determine or verify the accuracy, genuineness, authenticity, or sufficiency of any securities, checks, or other documents or instruments, including, without limitation, the notifications contemplated by Section 7, submitted to it in connection with its duties hereunder. The Escrow Agent shall be entitled to deem the signatories of any documents or instruments submitted to it hereunder as being those purported to be authorized to sign such documents or instruments on behalf of the parties hereto, and shall be entitled to rely upon the genuineness of the signatures of such signatories without inquiry and without requiring substantiating evidence of any kind.
(f)LIMITATION ON LIABILITY. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY DAMAGES (AS DEFINED IN SECTION 9) ARISING OUT OF THE SERVICES PROVIDED HEREUNDER OR BY REASON OF ANY ACT OR OMISSION TO ACT BY THE ESCROW AGENT OR IN CONNECTION WITH ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY DAMAGES THAT MAY OCCUR BY REASON OF FORGERY, FALSE REPRESENTATIONS, OR THE EXERCISE BY THE ESCROW AGENT OF ITS DISCRETION, OTHER THAN DAMAGES WHICH RESULT DIRECTLY FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE FOR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION.
(g)Garnishment, Attachment, Court Orders. In addition to all other rights of Escrow Agent under this Agreement, in the event that any Escrow Amount shall be attached, garnished or levied upon by court order, or delivery thereof is stayed or enjoined by order of a court or any order judgment or decree shall be made or entered into by any court affecting the Escrow Amount, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate to comply with all writs, orders, or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding on it whether with or without jurisdiction. In the event Escrow Agent obeys or complies with any such writ or order or decree, it shall not be liable to any party by reason of such compliance if such writ, order, or decree is subsequently reversed, modified, annulled, set aside or vacated.
9.Indemnification of the Escrow Agent. Each of BancPlus and the former shareholders of FTC through the Representative (but only to the extent of the Escrow Amount) hereby jointly and severally release, acquit and discharge the Escrow Agent and agree to indemnify the Escrow Agent and its officers, directors, employees, representatives, attorneys and agents (collectively, the “Indemnitees”) against and hold the Indemnitees harmless from any and all direct or indirect payments, recoveries, deficiencies, fines, penalties, assessments, actions, causes of action, suits, losses, damages, costs and expenses (including costs of investigation and defense and reasonable attorneys’ fees), whether accrued, absolute, contingent, known, unknown or otherwise (“Damages”), suffered or incurred by the Indemnitees as a result of, in connection with or arising from or out of the acts or omissions of any Indemnitee in the performance of or otherwise pursuant to this Agreement, except for such Damages that result directly from the Escrow Agent’s gross negligence or willful misconduct. All protections and indemnities benefiting the Escrow Agent (and any other Indemnitee) are cumulative of any other rights it (or they) may have by law or otherwise, and will survive the termination of this Agreement.
10.Investment of Escrow Amount and Taxes.
(a)    The Escrow Agent may invest any cash held in the Escrow Account in a money market fund selected by BancPlus. The Escrow Amount need not be collateralized with securities.
(b)    The parties agree that for tax reporting purposes, all interest and other income from the Escrow Amount (the “Earnings”) shall be reported as earned by the party(ies) to this Agreement to whom the Escrow Amount is disbursed in proportion to the amount of the Escrow Amount disbursed to such party(ies). The Escrow Agent shall have no duty to prepare or file any information reports (including without limitation IRS Forms 1099-B) other than such information reports of interest earned on the Escrow Amount as the Escrow Agent is required to prepare and file in the ordinary course of its business. The Escrow Agent shall have no obligation to report any amounts to the parties resulting from the deposit of the Escrow Amount or the disbursement of the Escrow Amount as a result of or related to the transactions contemplated by this Agreement.
(c)    To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect to the Earnings, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Amount. The parties, jointly and severally, shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Amount and the Earnings unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent.
11.Representative. In the event of the resignation, death or incapacity of the Representative, a successor Representative shall be selected by the two (2) former Shareholders of FTC owning the largest beneficial interest in the Escrow Amount as of the Closing Date. All parties hereto shall be entitled to rely on all actions and communications of the Representative as being genuine and binding on all of the former FTC shareholders. The Representative shall not be liable to any person for anything that the Representative may do or refrain from doing in accordance with this Agreement, unless such action or inaction results from the Representative’s gross negligence or willful misconduct.

12.Miscellaneous.
(a)Notices. Any and all payments (other than payments at the Closing), notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date of this Agreement by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or (except in the case of payments) by facsimile transmission or electronic mail, at the respective addresses or transmission numbers set forth below and is deemed delivered (a) in the case of personal delivery when received, (b) in the case of facsimile transmission or electronic mail, as of date of delivery as evidenced by confirmation of delivery, (c) in the case of mail, United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested as of date of delivery, and (d) in the case of an courier service, upon receipt the parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section. All communications must be in writing and addressed as follows:

If to the Escrow Agent:

First Horizon Bank, Trust
4385 Poplar Avenue
Memphis, Tennessee 38117
Fax No.:	[***]
E-Mail:	[***]
Attention:	[***]

If to the Representative:

Mr. Joseph C. Canizaro
909 Poydras Street; 17th Floor
New Orleans, LA 70112
Fax No.:	[***]
E-Mail:	[***]

with a copy to:

Mark A. Fullmer, Esq.
Phelps Dunbar, LLP:
365 Canal Street
Suite 2000
New Orleans, LA 70130
Fax No.:	[***]
E-Mail:	[***]

If to BancPlus:

William A. Ray President & Chief Executive Officer BancPlus Corporation 1068 Highland Colony Pkwy Ridgeland, MS 39157
Fax No.:	[***]
E-Mail:	[***]

with a copy to:

Craig N. Landrum, Esq.
Jones Walker LLP
190 E Capitol Street
Suite 800
Jackson, MS 39201
Fax No.:	[***]
E-Mail:	[***]

(b)Binding Agreement; Assignment. All of the terms, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or is to be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, it being the intent of the parties that this Agreement, and the terms hereof are for the sole benefit of the parties to this Agreement and not for the benefit of any other person. No party to this Agreement shall assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties, and any assignment made or attempted in violation of this Section is void and of no effect.
(c)Specific Performance. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages if any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to seek temporary and/or permanent injunction or injunctions which a court of competent jurisdiction concludes is justified to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.
(d)Multiple Counterparts. For the convenience of the parties hereto, this Agreement may be signed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so signed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and is to be construed as, one and the same Agreement. A facsimile or electronic scan in a “.pdf” format transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.
(e)Governing Law; Waiver of Jury Trial. THIS AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF MISSISSIPPI, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW (WHETHER OF THE STATE OF MISSISSIPPI OR ANY OTHER JURISDICTION). VENUE FOR ANY CAUSE OF ACTION BETWEEN THE

PARTIES TO THIS AGREEMENT WILL LIE IN MADISON COUNTY, MISSISSIPPI. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
(f)Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) this Agreement is to be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (c) there shall be added automatically as a part of this Agreement a provision mutually agreed to which is similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.
(g)Entire Agreement. This Agreement, the Purchase Agreement and the other agreements, documents, schedules and instruments signed and delivered by the parties to each other at the Closing are the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and thereof and supersede any and all prior agreements, whether written or oral, that may exist among the parties with respect hereto and thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement is binding unless hereafter made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.
(h)Rules of Construction. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision in this Agreement. Each use herein of the masculine, neuter or feminine gender are deemed to include the other genders. Each use herein of the plural include the singular and vice versa, in each case as the context requires or as is otherwise appropriate. The word “or” is used in the inclusive sense. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent. References to a person are also to its permitted successors or assigns.
(i)Further Cooperation. The parties agree that they shall, at any time and from time to time after the Closing, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to complete the transactions contemplated by this Agreement or to carry out and perform any undertaking made by the parties hereunder.
(j)Attorneys’ Fees and Costs. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees from the other party (unless such other party is the Escrow Agent), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BANCPLUS CORPORATION By: ___________________ Name: William A. Ray Title: President & CEO

REPRESENTATIVE ___________________ Joseph C. Canizaro

FIRST HORIZON BANK as escrow agent By: ___________________ Name: Title:

FIRST TRUST CORPORATION By: ___________________ Name: Joseph C. Canizaro Title: Chief Executive Officer
Signature Page to Escrow Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BANCPLUS CORPORATION By: ___________________ Name: William A. Ray Title: President & CEO

REPRESENTATIVE ___________________ Joseph C. Canizaro

FIRST HORIZON BANK as escrow agent By: ___________________ Name: Title:

FIRST TRUST CORPORATION By: ___________________ Name: Joseph C. Canizaro Title: Chief Executive Officer

Signature Page to Escrow Agreement